Exhibit m(iv) under Form N-1A
                                        Exhibit 1 under Item 601/Reg. S-K
                                    EXHIBIT B

                                     to the

                                      Plan

                                SOUTHTRUST FUNDS

                 SOUTHTRUST ALABAMA TAX-FREE INCOME FUND

      This Plan is adopted by SouthTrust Vulcan Funds with respect to the portfolio of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the SouthTrust Alabama Tax-Free Income Fund held during the month.

      Witness the due execution hereof this 1st day of August, 1999.

                                    SOUTHTRUST FUNDS

                                    By:  /S/ BETH S. BRODERICK
                                       ---------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President